UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 15, 2010
MoneyGram International, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31950	16-1690064

(Commission File Number)	(IRS Employer Identification No.)

1550 Utica Avenue South, Minneapolis, Minnesota	55416

(Address of Principal Executive Offices)	(Zip Code)
(952) 591-3000

(Registrant’s Telephone Number, Including Area Code)
None

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 4, 2010, MoneyGram International, Inc. (the “Company”) issued an earnings release reporting financial information for its fourth quarter and year ended December 31, 2009 (the “Earnings Release”), which was furnished on a Current Report on Form 8-K. On February 25, 2010, the Company announced that it had entered into memoranda of understanding to settle federal securities class and stockholder derivative actions pending against it in the United States District Court for the District of Minnesota.
The Company made certain adjustments to the consolidated financial statements contained in the Earnings Release to reflect the memoranda of understanding in accordance with generally accepted accounting principles. The memoranda of understanding revised the Company’s estimate regarding the probability that it had incurred a liability related to the federal securities class and stockholder derivative actions as of December 31, 2009, and provided a reasonable basis to estimate that liability.
Revised financial information was contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on March 15, 2010. The Company is filing this Current Report on Form 8-K to furnish revised tables consistent with those presented in the Earnings Release. Please see Exhibit 99.1 attached hereto.
Item 7.01 Regulation FD Disclosure
Please see disclosure under Item 2.02 above.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.
By:	/s/ Jean C. Benson
	Name:	Jean C. Benson
	Title:	Senior Vice President and Controller

Date: March 16, 2010

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Updated Earnings Release Tables dated March 15, 2010